UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

NOBLE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On November 30, 2004, Noble Energy, Inc. (the “Company”) announced that James L. McElvany, Senior Vice President, Chief Financial Officer and Treasurer tendered his resignation. Mr. McElvany will step down as Chief Financial Officer and Treasurer effective January 1, 2005. He will remain with the Company as Senior Vice President to aid in the transition process until the second quarter 2005 when his retirement becomes effective. The Company simultaneously announced that Mr. Chris Tong, 48, will succeed Mr. McElvany and will be appointed as Senior Vice President, Chief Financial Officer and Treasurer effective January 1, 2005. The information contained in the press release dated November 30, 2004, in connection with the announcements is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The terms of Mr. Tong’s employment arrangement with the Company will be disclosed under cover of Form 8-K/A no later than 4 business days after such terms are finalized.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

99.1	Press Release dated November 30, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: December 6, 2004	By:	/s/ ARNOLD J. JOHNSON
Arnold J. Johnson
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Item	Exhibit
99.1	Press Release date November 30, 2004